Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Ameren Corporation’s Registration Statement on Form S-8 of our report dated

June 7, 2002, appearing in the Employees’ Savings Plan of Central Illinois Light Company’s Annual Report on Form 11-K for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Indianapolis, Indiana

March 14, 2003